Exhibit 99.2

RPAI®

RE/DEFINED™

Q3 2019

SUPPLEMENTAL INFORMATION

AMC IMAX
CARILLON
PRINCE GEORGE'S COUNTY
Bleu Bistro
CARILLON

Featured asset:

CARILLON

MIXED-USE DEVELOPMENT

WASHINGTON, D.C. MSA

REAL ESTATE DEFINED

T A B L E O F C O N T E N T S

1	E A R N I N G S R E L E A S E..........................................................................	i–vii

2
	F I N A N C I A L S U M M A R Y
	Condensed Consolidated Balance Sheets.................................................	1
	Condensed Consolidated Statements of Operations................................	2
	Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information.......................................................................	3

	Supplemental Financial Statement Detail.................................................	4
	Same Store Net Operating Income............................................................	5
	Capitalization.............................................................................................	6
	Covenants..................................................................................................	7
	Summary of Indebtedness........................................................................	8

3
	T R A N S A C T I O N S U M M A R Y
	Development Projects...............................................................................	9–13
	Acquisitions and Dispositions....................................................................	14

4
	P O R T F O L I O S U M M A R Y
	Retail Market Summary.............................................................................	15
	Retail Operating Portfolio Occupancy.......................................................	16
	Top Retail Tenants.....................................................................................	17
	Retail Leasing Activity Summary................................................................	18
	Retail Lease Expirations.............................................................................	19

5
	O T H E R I N F O R M A T I O N
	Non-GAAP Financial Measures and Reconciliations..................................	20–23

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE 2019 RESULTS
Oak Brook, IL – October 29, 2019 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2019.
FINANCIAL RESULTS
For the quarter ended September 30, 2019, the Company reported:

▪
Net loss attributable to common shareholders of $(28.2) million, or $(0.13) per diluted share, compared to net income attributable to common shareholders of $12.8 million, or $0.06 per diluted share, for the same period in 2018;

▪	Funds from operations (FFO) attributable to common shareholders of $48.2 million, or $0.23 per diluted share, compared to $53.0 million, or $0.24 per diluted share, for the same period in 2018; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $57.0 million, or $0.27 per diluted share, compared to $58.0 million, or $0.26 per diluted share, for the same period in 2018.

For the nine months ended September 30, 2019, the Company reported:

▪	Net income attributable to common shareholders of $16.2 million, or $0.07 per diluted share, compared to $65.5 million, or $0.30 per diluted share, for the same period in 2018;

▪	FFO attributable to common shareholders of $161.1 million, or $0.76 per diluted share, compared to $160.8 million, or $0.73 per diluted share, for the same period in 2018; and

▪
Operating FFO attributable to common shareholders of $171.2 million, or $0.80 per diluted share, compared to $168.8 million, or $0.77 per diluted share, for the same period in 2018, growth of 3.9% per diluted share.

OPERATING RESULTS
For the quarter ended September 30, 2019, the Company’s portfolio results were as follows:

▪	2.3% increase in same store net operating income (NOI) over the comparable period in 2018;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.4% at September 30, 2019, up 80 basis points from 94.6% at June 30, 2019 and up 150 basis points from 93.9% at September 30, 2018;

▪	Retail portfolio occupancy: 93.7% at September 30, 2019, up 130 basis points from 92.4% at June 30, 2019 and up 160 basis points from 92.1% at September 30, 2018;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.5% at September 30, 2019, the highest since becoming a publicly traded company, up 80 basis points from 94.7% at June 30, 2019 and up 150 basis points from 94.0% at September 30, 2018;

▪
Retail anchor tenant occupancy: 96.1% at September 30, 2019, the highest since December 31, 2016, up 170 basis points from 94.4% at June 30, 2019 and up 270 basis points from 93.4% at September 30, 2018;

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪
Retail anchor tenant percent leased, including leases signed but not commenced: 98.2% at September 30, 2019, the highest since December 31, 2014, up 100 basis points from 97.2% at June 30, 2019 and up 250 basis points from 95.7% at September 30, 2018;

▪
Retail portfolio annualized base rent (ABR) per occupied square foot of $19.38 at September 30, 2019, up 0.6% from $19.27 ABR per occupied square foot at June 30, 2019 and up 0.1% from $19.36 ABR per occupied square foot at September 30, 2018;

▪	1,108,000 square feet of retail leasing transactions comprised of 129 new and renewal leases;

▪	Positive comparable cash leasing spreads of 46.4% on new leases and 5.3% on renewal leases for a blended re-leasing spread of 10.8%;

▪	Added Ulta Beauty, Inc., a growing national retailer with a debt-free balance sheet, to the Company’s top 20 retail tenant roster; and

▪
Top 20 retail tenant concentration of total ABR: 26.7% at September 30, 2019, the lowest since becoming a publicly traded company, down 20 basis points from 26.9% at June 30, 2019 and down 200 basis points from 28.7% at September 30, 2018.

For the nine months ended September 30, 2019, the Company’s portfolio results were as follows:

▪	2.7% increase in same store NOI over the comparable period in 2018;

▪	2,482,000 square feet of retail leasing transactions comprised of 366 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 22.1% on new leases and 5.5% on renewal leases for a blended re-leasing spread of 8.4%.
“Our team sustained the broad-based execution strength of the first half of the year in the third quarter, once again driving above-plan performance,” stated Steve Grimes, chief executive officer. “Our execution remains a top priority as we advance our robust rent-start agenda in the fourth quarter.”
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company, along with its best-in-class joint venture and business partners AvalonBay Communities, Inc., KETTLER, Trammell Crow Company and Fore Property Company, continues to make progress on the execution of its active expansion and redevelopment projects.
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner, continued construction on the mixed-use expansion of Pads G & H at its One Loudoun Downtown multi-tenant retail operating property located in the Washington, D.C. metropolitan statistical area (MSA). This expansion project consists of up to 70,000 square feet of commercial space and 378 one- and two-bedroom multi-family rental units, which will become One Loudoun’s first apartment community, Vyne, and is anticipated to open in late spring 2021. The expansion project complements and enhances the Company’s approximately 468,000 square foot mixed-use community anchor asset, One Loudoun Downtown, which boasts a five-mile population of nearly 190,000, average household incomes of nearly $175,000 and sits in the county with the highest median income per capita in the United States with a projected five-year population growth rate of more than 8%.
Carillon
During the quarter, the Company completed the demolition of approximately 290,000 square feet of vacant retail gross leasable area and is currently grading the site in preparation for construction to begin at Carillon – phase one, its mixed-use redevelopment project located in the Washington, D.C. MSA. In connection with the demolition, the Company recorded approximately $26.3 million of accelerated depreciation related to the write-off of the demolished assets during the quarter.

The Company and Trammell Crow Company, its joint venture partner for the roughly 100,000 square foot medical office building portion of the project, have received multiple inquiries from potential healthcare tenants. These medical office facilities will be located adjacent to the University of Maryland Capital Region Medical Center, a teaching hospital that is currently under construction, and will complement the roughly 130,000 square foot balance of the commercial portion of the project, the retail component of which the Company has pre-leased 37% as of September 30, 2019. The Company continues to progress with Fore Property Company, its joint venture partner, on pre-construction activities for the multi-family component of the project, which will include approximately 351 multi-family rental units.
Circle East
The Company is engaged in late stage lease negotiations with multiple leading regional and national retailers at its mixed-use project Circle East located in Towson, Maryland within the Baltimore MSA. Subsequent to quarter end, the Company signed Shake Shack to a 3,200 square foot lease at a prominent corner location in the 80,000 square foot dual-sided street level retail portion of the project. Additionally, AvalonBay continues to expect initial tenant move-ins in the first quarter of 2020 to the approximately 370 AvalonBay-owned multi-family rental units that also form a portion of the project.
Other Projects
In order to enhance development optionality and increase balance sheet flexibility, the Company has updated the timing of planned commencements for expansion projects at Main Street Promenade, a mixed-use project in the Chicago MSA, and Downtown Crown, a mixed-use project in the Washington, D.C. MSA. The Company continues to evaluate the optimal start date for these projects, which benefit from six-figure average household incomes and population growth in the surrounding demographics.
Dispositions
During the quarter, as previously reported, the Company completed the sale of land and the rights to develop the remaining 12 residential units at One Loudoun Downtown for a gross sales price of $2.8 million.
Acquisitions
During the quarter, the Company closed on the acquisition of a single-user parcel at Southlake Town Square, its existing mixed-use, multi-tenant retail operating property in the Dallas MSA, for a gross purchase price of $3.3 million.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2019, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.88%, a weighted average maturity of 5.0 years and a net debt to adjusted EBITDAre ratio of 5.5x.
During the quarter, as previously reported, the Company entered into a term loan agreement with a group of financial institutions for a five-year $120.0 million unsecured term loan (Term Loan Due 2024) and a seven-year $150.0 million unsecured term loan (Term Loan Due 2026). The term loans bear interest at a rate of London Interbank Offered Rate (LIBOR) plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% for the Term Loan Due 2024 and 1.50% to 2.20% for the Term Loan Due 2026. Both term loans currently bear interest at the lowest point of the leverage grid. In accordance with the term loan agreement, the Company may elect to convert to an investment grade pricing grid. Also, as previously reported, the Company entered into agreements to swap $120.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.68% through

July 2024 and $150.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.77% through July 2026, each with an effective date of August 15, 2019.
Additionally, during the quarter, the Company prepaid four mortgages with an aggregate principal balance of $107.7 million and a weighted average interest rate of 4.91%, incurring prepayment penalties of $8.2 million. These prepayments contributed to lowering the Company’s overall weighted average interest rate and reduced its secured indebtedness outstanding. Following these prepayments, the Company holds just five mortgages, its only secured debt obligations, with an aggregate outstanding principal balance of $95.5 million as of September 30, 2019.
2019 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.14 to $0.16 per diluted share in 2019. The Company is updating its 2019 Operating FFO attributable to common shareholders guidance range to $1.05 to $1.07 per diluted share from $1.04 to $1.07 per diluted share, based, in part, on the following assumptions:

▪	Increased same store NOI growth range by 25 basis points at the midpoint to 2.25% to 2.75% from 1.75% to 2.75%;

▪	Maintained general and administrative expenses range of $40 to $43 million;

▪	Additional acquisitions and property dispositions evaluated and executed opportunistically; and

▪	No additional issuances of unsecured debt capital beyond the already closed aggregate issuances of $370 million, proceeds from which were primarily used to repay outstanding indebtedness.
DIVIDEND
On October 23, 2019, the Company declared the fourth quarter 2019 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2020 to Class A common shareholders of record on December 26, 2019.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, October 30, 2019 at 12:00 PM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 3:00 PM (ET) on October 30, 2019 until midnight (ET) on November 13, 2019. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13693889.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of September 30,

2019, the Company owned 104 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the potential discontinuation of LIBOR, real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s

v

financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and nine months ended September 30, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three and nine months ended September 30, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and nine months ended September 30, 2019 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties for the three and nine months ended September 30, 2019 represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active redevelopment, (v) Carillon, which is in active redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2019
	Low	High

Net income attributable to common shareholders	$0.14	$0.16
Depreciation and amortization of real estate	0.90	0.90
Provision for impairment of investment properties	0.05	0.05
Gain on sales of investment properties	(0.09)	(0.09)
FFO attributable to common shareholders	$1.00	$1.02

Impact on earnings from the early extinguishment of debt	0.04	0.04
Other	0.01	0.01
Operating FFO attributable to common shareholders	$1.05	$1.07

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Investment properties:
Land	$1,022,151	$1,036,901
Building and other improvements	3,527,330	3,607,484
Developments in progress	100,079	48,369
	4,649,560	4,692,754
Less accumulated depreciation	(1,346,831)	(1,313,602)
Net investment properties (includes $8,312 and $0 from consolidated variable interest entities, respectively)	3,302,729	3,379,152

Cash and cash equivalents	17,076	14,722
Accounts and notes receivable, net	76,619	78,398
Acquired lease intangible assets, net	84,639	97,090
Right-of-use lease assets	50,405	—
Other assets, net (includes $287 and $1,264 from consolidated variable interest entities, respectively)	69,072	78,108
Total assets	$3,600,540	$3,647,470

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $0 and $775, respectively, unamortized discount of $(504) and $(536), respectively, and unamortized capitalized loan fees of $(272) and $(369), respectively)	$94,757	$205,320
Unsecured notes payable, net (includes unamortized discount of $(645) and $(734), respectively, and unamortized capitalized loan fees of $(3,281) and $(2,904), respectively)	796,074	696,362
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,746) and $(2,633), respectively)	716,254	447,367
Unsecured revolving line of credit	24,000	273,000
Accounts payable and accrued expenses	70,457	82,942
Distributions payable	35,387	35,387
Acquired lease intangible liabilities, net	65,415	86,543
Lease liabilities	90,942	—
Other liabilities (includes $2,926 and $428 from consolidated variable interest entities, respectively)	60,496	73,540
Total liabilities	1,953,782	1,900,461

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,655 and 213,176 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	214	213
Additional paid-in capital	4,509,337	4,504,702
Accumulated distributions in excess of earnings	(2,846,718)	(2,756,802)
Accumulated other comprehensive loss	(18,495)	(1,522)
Total shareholders' equity	1,644,338	1,746,591
Noncontrolling interests	2,420	418
Total equity	1,646,758	1,747,009
Total liabilities and equity	$3,600,540	$3,647,470

3rd Quarter 2019 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Lease income	$119,717	$119,137	$360,869	$363,143

Expenses:
Operating expenses	16,088	17,596	50,903	57,235
Real estate taxes	18,583	18,037	55,520	56,206
Depreciation and amortization	67,460	43,169	153,609	132,107
Provision for impairment of investment properties	11,177	—	11,177	1,316
General and administrative expenses	10,334	9,160	30,186	31,929
Total expenses	123,642	87,962	301,395	278,793

Other (expense) income:
Interest expense	(25,084)	(21,336)	(59,877)	(56,918)
Gain on sales of investment properties	1,969	2,692	18,872	37,211
Other (expense) income, net	(1,113)	303	(2,244)	853
Net (loss) income	(28,153)	12,834	16,225	65,496
Net income attributable to noncontrolling interests	—	—	—	—
Net (loss) income attributable to common shareholders	$(28,153)	$12,834	$16,225	$65,496

(Loss) earnings per common share – basic and diluted:
Net (loss) income per common share attributable to common shareholders	$(0.13)	$0.06	$0.07	$0.30

Weighted average number of common shares outstanding – basic	212,995	218,808	212,932	218,879

Weighted average number of common shares outstanding – diluted	212,995	219,021	213,056	219,277

3rd Quarter 2019 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income attributable to common shareholders	$(28,153)	$12,834	$16,225	$65,496
Depreciation and amortization of real estate (b)	67,116	42,861	152,560	131,226
Provision for impairment of investment properties	11,177	—	11,177	1,316
Gain on sales of investment properties (c)	(1,969)	(2,692)	(18,872)	(37,211)
FFO attributable to common shareholders (c)	$48,171	$53,003	$161,090	$160,827
FFO attributable to common shareholders per common share outstanding – diluted (c)	$0.23	$0.24	$0.76	$0.73

FFO attributable to common shareholders	$48,171	$53,003	$161,090	$160,827
Impact on earnings from the early extinguishment of debt, net	7,581	4,892	7,581	5,944
Impact on earnings from executive separation (d)	—	—	—	1,737
Other (e)	1,241	100	2,521	323
Operating FFO attributable to common shareholders	$56,993	$57,995	$171,192	$168,831
Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.26	$0.80	$0.77

Weighted average number of common shares outstanding – diluted	212,995	219,021	213,056	219,277
Dividends declared per common share	$0.165625	$0.165625	$0.496875	$0.496875

Additional Information (f)
Lease-related expenditures (g)
Same store	$8,489	$11,338	$26,852	$24,632
Other investment properties (h)	$135	$(106)	$1,377	$7,637

Capital expenditures (i)
Same store	$11,183	$7,726	$30,242	$20,016
Other investment properties (h)	$1,119	$117	$2,236	$2,239
Predevelopment costs	$871	$1,635	$6,144	$2,799

Straight-line rental income, net	$581	$946	$2,697	$4,826
Amortization of above and below market lease intangibles and lease inducements	$1,127	$281	$3,557	$3,002
Non-cash ground rent expense, net	$333	$440	$1,023	$1,405

Adjusted EBITDAre (a)	$73,599	$74,647	$222,016	$220,363

(a)	Refer to pages 20 – 23 for definitions and reconciliations related to FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.

(b)
Includes $26,330 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of existing structures at the Company's Carillon redevelopment during the three and nine months ended September 30, 2019.

(c)
The Company adopted the National Association of Real Estate Investment Trusts' "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As a result, all gains on sale and impairments of real estate are excluded from FFO, whereas the Company previously only excluded gains on sale and impairments of depreciable investment properties. The Company restated FFO attributable to common shareholders for the three and nine months ended September 30, 2018 to exclude the gain on sale of non-depreciable investment property of $1,285 and $3,464, respectively. As this gain was previously excluded from Operating FFO attributable to common shareholders, there was no change to Operating FFO attributable to common shareholders for the three and nine months ended September 30, 2018.

(d)	Reflected as an increase within "General and administrative expenses" in the condensed consolidated statements of operations.

(e)	Primarily consists of the impact on earnings from litigation involving the Company, which is included within "Other (expense) income, net" in the condensed consolidated statements of operations.

(f)
The same store portfolio for the three and nine months ended September 30, 2019 consists of 102 retail operating properties. Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(g)
Consists of payments for tenant improvements, lease commissions and lease inducements and excludes active development projects which are included within "Developments in progress" in the condensed consolidated balance sheets.

(h)	2018 expenditures are primarily associated with Schaumburg Towers prior to its disposition on May 31, 2018.

(i)
Capital expenditures consist of payments for building, site and other improvements, net of anticipated recoveries, and exclude active development projects which are included within "Developments in progress" in the condensed consolidated balance sheets. Predevelopment costs consist of payments related to future redevelopment and expansion projects incurred before each project is considered active and are included within "Other assets, net" in the condensed consolidated balance sheets.

3rd Quarter 2019 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	September 30, 2019	December 31, 2018
Developments in Progress
Active developments/redevelopments (a)	$74,629	$22,919
Land held for future development	25,450	25,450
Total	$100,079	$48,369

Accounts and Notes Receivable, Net
Accounts and notes receivable, net	$26,404	$30,592
Straight-line receivables, net	50,215	47,806
Total	$76,619	$78,398

Other Assets, Net
Deferred costs, net	$37,002	$34,419
Restricted cash (b)	5,427	4,879
Fair value of derivatives	—	2,324
Other assets, net	26,643	36,486
Total	$69,072	$78,108

Other Liabilities
Unearned income	$17,034	$16,565
Straight-line ground rent liabilities (c)	—	31,030
Fair value of derivatives	18,495	3,846
Other liabilities (c)	24,967	22,099
Total	$60,496	$73,540

Supplemental Statements of Operations Detail
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Lease Income (c)
Base rent	$89,754	$88,762	$267,823	$267,047
Percentage and specialty rent	610	986	2,612	3,201
Tenant recoveries	26,323	26,817	79,029	80,090
Lease termination fee income (c)	331	196	1,751	1,423
Other lease-related income (c)	1,560	1,149	4,446	3,554
Bad debt, net (c)	(569)	—	(1,046)	—
Straight-line rent	581	946	2,697	4,826
Amortization of above and below market lease intangibles and lease inducements	1,127	281	3,557	3,002
Total	$119,717	$119,137	$360,869	$363,143

Operating Expense Supplemental Information
Bad debt, net (c)	$—	$598	$—	$1,448
Non-cash ground rent expense, net (c)	$333	$440	$1,023	$1,405
Lease termination fee expense (d)	$—	$—	$—	$1,900

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$1,849	$1,599	$5,672	$5,328

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$1,045	$790	$3,070	$1,960
Capitalized internal leasing incentives	$111	$71	$247	$241
Capitalized interest	$570	$98	$940	$348

(a)	As of September 30, 2019, the Company has active redevelopments at Circle East, One Loudoun Downtown and Carillon. See page 9 for further details.

(b)	Consists of funds restricted through lender or other agreements.

(c)
The Company adopted ASU 2016-02, Leases, effective January 1, 2019 and as a result, the Company (i) recorded lease liabilities and right-of-use lease (ROU) assets, which were initially measured at the present value of future lease payments; (ii) reclassified the previously existing straight-line rent liabilities related to long-term ground and office leases (previously presented within "Other liabilities") and acquired ground lease intangible liability (previously presented within "Acquired lease intangible liabilities, net") to be presented net of the ROU assets in the condensed consolidated balance sheets; (iii) retrospectively presented all lease-related revenue within "Lease income" in the condensed consolidated statements of operations (lease termination fee income and other lease-related income were previously presented within "Other property income"); and (iv) prospectively presented bad debt as an adjustment to revenue whereas it is included within operating expenses for periods prior to adoption. Non-cash ground rent expense consists of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and nine months ended September 30, 2018 and amortization of ROU assets and amortization of lease liabilities for the three and nine months ended September 30, 2019.

(d)
Represents termination fee recorded during the second quarter of 2018 within "Operating expenses" in the condensed consolidated statements of operations related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

3rd Quarter 2019 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of September 30, 2019
	2019	2018	Change

Number of retail operating properties in same store portfolio	102	102	—

Occupancy	93.6%	92.0%	1.6%

Percent leased (b)	95.4%	93.9%	1.5%

Same Store NOI (c)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change

Base rent	$86,647	$84,417		$257,518	$251,778
Percentage and specialty rent	601	887		2,436	2,720
Tenant recoveries	25,631	25,783		77,103	76,956
Other lease-related income	1,424	1,125		4,163	3,390
Bad debt, net	(690)	(561)		(1,175)	(1,389)
Property operating expenses (d)	(15,050)	(15,157)		(45,743)	(45,816)
Real estate taxes	(18,073)	(17,837)		(54,229)	(53,864)
Same Store NOI (c)	$80,490	$78,657	2.3%	$240,073	$233,775	2.7%

(a)
For the three and nine months ended September 30, 2019, the Company's same store portfolio consists of 102 retail operating properties and excludes (i) properties acquired or placed in service and stabilized during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active redevelopment, (v) Carillon, which is in active redevelopment, and (vi) properties that were sold or held for sale during 2018 and 2019.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)
Consists of all property operating items included within "Operating expenses" in the condensed consolidated statements of operations, which includes all items other than (i) lease termination fee expense, (ii) bad debt for the three and nine months ended September 30, 2018, and (iii) non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and nine months ended September 30, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three and nine months ended September 30, 2019.

3rd Quarter 2019 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	September 30, 2019	December 31, 2018
Equity Capitalization
Common stock shares outstanding (a)	213,655	213,176
Common stock share price	$12.32	$10.85
Total equity capitalization	$2,632,230	$2,312,960

Debt Capitalization
Mortgages payable (b)	$95,533	$205,450
Unsecured notes payable (c)	800,000	700,000
Unsecured term loans (d)	720,000	450,000
Unsecured revolving line of credit	24,000	273,000
Total debt capitalization	$1,639,533	$1,628,450

Total capitalization at end of period	$4,271,763	$3,941,410

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	September 30, 2019	December 31, 2018

Total debt principal	$1,639,533	$1,628,450
Less: consolidated cash and cash equivalents	(17,076)	(14,722)
Total net debt	$1,622,457	$1,613,728
Annualized Adjusted EBITDAre	$294,396	$294,420
Net Debt to Adjusted EBITDAre (f)	5.5x	5.5x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $0 and $775, discount of $(504) and $(536), and capitalized loan fees of $(272) and $(369), net of accumulated amortization, as of September 30, 2019 and December 31, 2018, respectively.

(c)
Unsecured notes payable excludes discount of $(645) and $(734) and capitalized loan fees of $(3,281) and $(2,904), net of accumulated amortization, as of September 30, 2019 and December 31, 2018, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(3,746) and $(2,633), net of accumulated amortization, as of September 30, 2019 and December 31, 2018, respectively.

(e)	Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

3rd Quarter 2019 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loans Due 2023, 2024 and 2026 and Notes Due 2021, 2024, 2026, 2028 and 2029 (a)

		Covenant	September 30, 2019

Leverage ratio (b)	Unsecured Credit Facility, Term Loans Due 2023, 2024 and 2026 and Notes Due 2026, 2028 and 2029: Notes Due 2021 and 2024:	≤ 60.0% ≤ 60.0%	31.9% 33.7%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loans Due 2023, 2024 and 2026: Notes Due 2021, 2024, 2026, 2028 and 2029:	≤ 45.0% ≤ 40.0%	1.9%

Fixed charge coverage ratio (c)		≥ 1.50x	3.9x

Interest coverage ratio (d)		≥ 1.50x	4.1x

Unencumbered leverage ratio (b)		≤ 60.0%	31.7%

Unencumbered interest coverage ratio		≥ 1.75x	4.8x

Notes Due 2025 (e)
	Covenant	September 30, 2019

Leverage ratio (f)	≤ 60.0%	35.5%

Secured leverage ratio (f)	≤ 40.0%	2.0%

Debt service coverage ratio (g)	≥ 1.50x	4.3x

Unencumbered assets to unsecured debt ratio	≥ 150%	302%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loan due 2021 and the unsecured revolving line of credit) as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016, the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018 and the Second Amendment to the Term Loan Agreement filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 13, 2019. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2024 and Term Loan Due 2026, refer to the Term Loan Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated July 17, 2019. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016. For a complete listing of all covenants related to the Company's 4.82% senior unsecured notes due 2029 (Notes Due 2029) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated April 5, 2019.

(b)	Based upon a capitalization rate of 6.50%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023, Term Loan Due 2024, Term Loan Due 2026, Notes Due 2026 and 2028 and Notes Due 2029. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Notes Due 2021 and 2024, Notes Due 2026 and 2028 and Notes Due 2029.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

3rd Quarter 2019 Supplemental Information	7

Retail Properties of America, Inc.
Summary of Indebtedness as of September 30, 2019
(dollar amounts in thousands)

Description	Balance	Interest Rate (a)		Maturity Date	WA Years to Maturity	Type
Consolidated Indebtedness
Ashland & Roosevelt (bank pad)	$503	7.48%		02/25/22	2.4 years	Fixed/Secured
Peoria Crossings	24,131	4.82%		04/01/22	2.5 years	Fixed/Secured
Gateway Village	32,900	4.14%		01/01/23	3.3 years	Fixed/Secured
Northgate North	24,932	4.50%		06/01/27	7.7 years	Fixed/Secured
The Shoppes at Union Hill	13,067	3.75%		06/01/31	11.7 years	Fixed/Secured
Mortgages payable (b)	95,533	4.37%		02/08/25	5.4 years

Senior notes – 4.12% due 2021	100,000	4.12%		06/30/21	1.8 years	Fixed/Unsecured
Senior notes – 4.58% due 2024	150,000	4.58%		06/30/24	4.8 years	Fixed/Unsecured
Senior notes – 4.00% due 2025	250,000	4.00%		03/15/25	5.5 years	Fixed/Unsecured
Senior notes – 4.08% due 2026	100,000	4.08%		09/30/26	7.0 years	Fixed/Unsecured
Senior notes – 4.24% due 2028	100,000	4.24%		12/28/28	9.3 years	Fixed/Unsecured
Senior notes – 4.82% due 2029	100,000	4.82%		06/28/29	9.8 years	Fixed/Unsecured
Unsecured notes payable (b)	800,000	4.27%		10/22/25	6.1 years

Term loan due 2021 (b)	250,000	3.20%	(c)	01/05/21	1.3 years	Fixed/Unsecured
Revolving line of credit	24,000	3.09%	(d)	04/22/22	2.6 years	Variable/Unsecured
Unsecured credit facility	274,000	3.19%		02/15/21	1.4 years

Term Loan Due 2023	200,000	4.05%	(e)	11/22/23	4.1 years	Fixed/Unsecured
Term Loan Due 2024	120,000	2.88%	(f)	07/17/24	4.8 years	Fixed/Unsecured
Term Loan Due 2026	150,000	3.27%	(g)	07/17/26	6.8 years	Fixed/Unsecured
Unsecured term loans (b)	470,000	3.50%		11/25/24	5.2 years

Total consolidated indebtedness	$1,639,533	3.88%		09/22/24	5.0 years

Consolidated Debt Maturity Schedule as of September 30, 2019

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2019	$613	4.34%	$—	—	$613	—%	4.34%
2020	2,510	4.35%	—	—	2,510	0.1%	4.35%
2021	352,626	3.47%	—	—	352,626	21.5%	3.47%
2022	26,678	4.81%	24,000	3.09%	50,678	3.1%	4.00%
2023	231,758	4.06%	—	—	231,758	14.1%	4.06%
2024	271,737	3.83%	—	—	271,737	16.6%	3.83%
2025	251,809	4.00%	—	—	251,809	15.4%	4.00%
2026	251,884	3.60%	—	—	251,884	15.4%	3.60%
2027	21,409	4.46%	—	—	21,409	1.3%	4.46%
2028	101,229	4.23%	—	—	101,229	6.2%	4.23%
Thereafter	103,280	4.79%	—	—	103,280	6.3%	4.79%
Total	$1,615,533	3.89%	$24,000	3.09%	$1,639,533	100.0%	3.88%

(a)
Interest rates presented exclude the impact of the discount and capitalized loan fee amortization. As of September 30, 2019, the Company's overall weighted average interest rate for consolidated debt including the impact of the discount and capitalized loan fee amortization was 4.09%.

(b)
Mortgages payable excludes mortgage discount of $(504) and capitalized loan fees of $(272), net of accumulated amortization, as of September 30, 2019. Unsecured notes payable excludes discount of $(645) and capitalized loan fees of $(3,281), net of accumulated amortization, as of September 30, 2019. Unsecured term loans exclude capitalized loan fees of $(3,746), net of accumulated amortization, as of September 30, 2019. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of September 30, 2019.

(d)	Represents interest rate as of September 30, 2019.

(e)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.20% as of September 30, 2019.

(f)
Reflects $120,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.68% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through July 17, 2024. The applicable credit spread was 1.20% as of September 30, 2019.

(g)
Reflects $150,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.77% plus a credit spread based on a leverage grid ranging from 1.50% to 2.20% through July 17, 2026. The applicable credit spread was 1.50% as of September 30, 2019.

3rd Quarter 2019 Supplemental Information	8

Retail Properties of America, Inc.
Development Projects as of September 30, 2019
(dollar amounts in thousands)

Property Name and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date		Estimated Incremental Return on Investment (b)	Anticipated Commencement	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Circle East (e) (Baltimore MSA)	80,000	370	MFR: Air rights sale	$36,000–$38,000	$19,466	(f)	8.0%–10.0%	Active	Q4 2020	No (e)	Mixed-use redevelopment that will include dual-sided street level retail with approx. 370 third-party-owned MFR above
One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	67,000–70,000	378	MFR: 90%/10% JV	$125,000–$135,000 (g)	$6,527	(g)	6.0%–7.0%	Active	Q2–Q3 2022	No (h)	Vacant pad development; Groundbreaking held June 13, 2019. See site plan on page 12
Carillon – phase one (i) (Washington, D.C. MSA)	225,900	351	MFR: 95%/5% JV MOB: 95%/5% JV	$194,000–$215,000 (g)	$4,848	(g)	6.0%–7.0%	Active	Q3–Q4 2022	No	Phased project that will include retail, MFR and medical office use. Phase One retail is 37% pre-leased. See site plan on page 13

Future Projects
Main Street Promenade (j) (Chicago MSA)	18,900	74	TBD	$25,000–$30,000	n/a		6.5%–8.0%	TBD	TBD	Yes	Vacant pad development
Downtown Crown (Washington, D.C. MSA)	36,000	—	n/a	$13,000–$15,000	n/a		6.0%–7.0%	TBD	TBD	Yes	Vacant pad development

(a)
Net project investment represents the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.

(b)
Estimated Incremental Return on Investment (ROI) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by net project investment. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROI does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(c)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(d)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, the existing properties have not been removed from the Company's same store portfolio if they otherwise met the criteria to be included in the Company's same store portfolio as of September 30, 2019.

(e)	Circle East is the Company's rebranded redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(f)	Net project investment inception to date is net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the MFR.

(g)	Project investment includes an allocation of infrastructure costs.

(h)
The property is comprised of the redevelopment project (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment) and the remaining retail operating portion of the property (which is included in the Company's same store portfolio as of September 30, 2019).

(i)	Carillon – phase one includes two separate joint venture (JV) arrangements. The JV agreements related to the MFR and medical office building (MOB) have been executed and are 95% owned by the Company.

(j)	Project remains subject to the approval of the Company's Investment Committee and/or Board of Directors.
The Company cannot guarantee that (i) ROI will be generated at the percentage listed or at all, (ii) total actual net investment associated with these projects will be equal to the total estimated net project investment, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROI and total estimated net project investment reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

3rd Quarter 2019 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of September 30, 2019 (continued)
(dollar amounts in thousands)

The Company has identified the following potential development, redevelopment, expansion and pad development opportunities to develop or redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the development, redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR	Developable Acreage

Development, Redevelopment, Expansion and Pad Development Opportunities
One Loudoun Uptown – land held for future development	Washington, D.C.	No	2,300,000		32
Carillon – future phases (b)	Washington, D.C.	No	975,000	2,650
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown – Pad T and future phases (c)	Washington, D.C.	Yes	102,000 – 135,000
Merrifield Town Center II (b)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (b)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – future phase	Chicago	Yes	20,600
Reisterstown Road Plaza	Baltimore	No (d)	8,000 – 12,000
Lakewood Towne Center	Seattle	Yes	10,500
Gateway Plaza	Dallas	Yes	8,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

(a)	See footnote (d) on page 9 regarding the Company's same store portfolio.

(b)	Project may require demolition of a portion of the property's existing GLA.

(c)	One Loudoun Downtown – future phases includes three vacant parcels that have been identified as future pad development opportunities of up to 135,000 square feet of commercial GLA.

(d)
The property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018 and is expected to be included in the Company's same store portfolio beginning in the first quarter of 2020 as it will be considered operating for the entirety of 2020 and 2019.

3rd Quarter 2019 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of September 30, 2019 (continued)
(dollar amounts in thousands)

Property Name and MSA	Project Commercial GLA	Project MFR	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date	Estimated Incremental Return on Investment (a)	Stabilization (a)	Property Included in Same Store Portfolio (a)	Project Description

Completed Redevelopment Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	—	$10,500	$9,758	10.5%–11.0%	Q4 2018	No (b)	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 89% occupied
Plaza del Lago – MFR (Chicago MSA)	—	18	$1,350–$1,400	$1,377	8.5%–9.0%	Q4 2019	No (c)	Reconfiguration of 18 MFR, which are 72% leased; major construction was completed in Q2 2019

Property Name and MSA	Project Commercial GLA	Net RPAI Investment (a)	Incremental Return on Investment (a)	Completion	Property Included in Same Store Portfolio (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel (Dallas MSA)	15,030	$2,872	11.3%	Q4 2015	Yes	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing (Dallas MSA)	21,000	$3,468	9.9%	Q3 2016	Yes	21,000 sq. ft. multi-tenant retail
Heritage Square (Seattle MSA)	4,200	$1,507	11.2%	Q3 2016	Yes	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant (Charlotte MSA)	32,500	$2,470	14.7%	Q2 2017	Yes	32,500 sq. ft. multi-tenant retail
Shops at Park Place (Dallas MSA)	25,040	$3,956	9.1%	Q2 2017	Yes	25,040 sq. ft. pad development
Lakewood Towne Center (Seattle MSA)	4,500	$1,900	7.3%	Q3 2017	Yes	4,500 sq. ft. pad development

(a)	See footnote (a), (b), (c) and (d) on page 9 regarding the net RPAI project investment, incremental return on investment, stabilization and same store portfolio, respectively.

(b)
The property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018 and is expected to be included in the Company's same store portfolio beginning in the first quarter of 2020 as it will be considered operating for the entirety of 2020 and 2019.

(c)
The property is comprised of the multi-family rental units, which were placed in service during the three months ended September 30, 2019 and are excluded from the Company's same store portfolio, and the remaining retail operating portion of the property, which is included in the Company's same store portfolio as of September 30, 2019.

3rd Quarter 2019 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of September 30, 2019 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
67,000–70,000 SQ. FT.
378 MFR

PAD T
25,000–45,000 SQ. FT.

FUTURE PHASES
77,000–90,000 SQ. FT.

EXISTING GLA
RETAIL 328,000 SQ. FT.
OFFICE 140,000 SQ. FT.

NORTH PARK DRIVE
Townhomes under construction
(not owned by RPAI)
30 Residential Units
(not owned by RPAI)
PARKING GARAGE
780 Spaces
FUTURE PHASE
Pad G
EXCHANGE STREET
THORNDIKE STREET
RUSSELL BRANCH PKWY
FUTURE PHASE
Pad H
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

3rd Quarter 2019 Supplemental Information	12

Retail Properties of America, Inc.
Development Projects as of September 30, 2019 (continued)
Carillon Site Plan

CARILLON

LEGEND

PHASE ONE
225,900 SQ. FT.
351 MFR

FUTURE PHASES

EXISTING GLA SHOWN
46,200 SQ. FT.

PROJECT BOUNDARY

FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
Arena Drive
Interstate 495
Pad 1
Pad 2
Pad 3
University of Maryland Capital Region Medical Center
University of Maryland Capital Region Medical Center
Largo Town Center Metro Station

3rd Quarter 2019 Supplemental Information	13

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Nine Months Ended September 30, 2019
(amounts in thousands, except square footage amounts)

Acquisitions

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

North Benson Center	March 7, 2019	Seattle	Multi-tenant retail	70,500	$25,340
Paradise Valley Marketplace – Parcel	June 10, 2019	Phoenix	Land (a)	—	1,343
Southlake Town Square – Parcel	August 13, 2019	Dallas	Single-user parcel (b)	3,100	3,293

	Total 2019 acquisitions (through September 30, 2019)			73,600	$29,976

(a)
The Company acquired a parcel adjacent to its Paradise Valley Marketplace multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction.

(b)
The Company acquired a single-user parcel at its Southlake Town Square multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction.

Property Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

Edwards Multiplex – Fresno, CA	March 8, 2019	Single-user retail	94,600	$25,850	$—	$—
North Rivers Towne Center	June 28, 2019	Multi-tenant retail	141,500	18,900	—	—

Total 2019 property dispositions (through September 30, 2019)			236,100	$44,750	$—	$—

Development Transactions

Property Name	Transaction Date	Transaction	Consideration

One Loudoun Downtown	May 2, 2019	Sale of land parcel and development rights (c)	$2,306
One Loudoun Downtown	July 12, 2019	Sale of land parcel and development rights (c)	2,783

Total development transactions (through September 30, 2019)			$5,089

(c)
During the three months ended June 30, 2019, the Company disposed of the second phase of a land parcel and the rights to develop 10 residential units. During the three months ended September 30, 2019, the Company sold the final phase consisting of land and the rights to develop 12 residential units.

There have been no acquisitions or dispositions subsequent to September 30, 2019.

3rd Quarter 2019 Supplemental Information	14

Retail Properties of America, Inc.
Retail Market Summary as of September 30, 2019

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a) (in thousands)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a) (in thousands)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$81,702	22.9%	$22.67	3,942	20.0%	91.4%	93.3%
Washington, D.C.	8	39,040	10.9%	29.21	1,387	7.0%	96.3%	96.5%
New York	9	36,780	10.3%	29.60	1,292	6.6%	96.2%	97.5%
Chicago	8	28,779	8.1%	23.72	1,358	6.9%	89.3%	91.1%
Seattle	9	23,167	6.5%	16.27	1,548	7.9%	92.0%	95.2%
Baltimore	5	22,122	6.2%	15.33	1,604	8.1%	89.9%	97.6%
Atlanta	9	20,337	5.7%	13.80	1,513	7.7%	97.4%	98.2%
Houston	9	15,929	4.5%	15.01	1,141	5.8%	93.0%	95.7%
San Antonio	3	12,819	3.6%	18.00	722	3.7%	98.7%	98.7%
Phoenix	3	10,855	3.0%	17.76	632	3.2%	96.8%	96.9%
Los Angeles	1	5,583	1.5%	25.60	241	1.2%	90.4%	93.8%
Riverside	1	4,624	1.3%	15.81	292	1.5%	100.0%	100.0%
St. Louis	1	4,204	1.2%	9.77	453	2.3%	95.0%	98.3%
Charlotte	1	3,964	1.1%	13.68	320	1.6%	90.6%	90.6%
Tampa	1	2,379	0.7%	19.51	126	0.6%	97.0%	97.0%
Subtotal	87	312,284	87.5%	20.18	16,571	84.1%	93.4%	95.5%

Non-Top 25 MSAs by State
Texas	7	14,141	4.0%	14.56	1,002	5.1%	96.9%	96.9%
Michigan	1	7,483	2.1%	24.17	332	1.7%	93.3%	93.3%
Massachusetts	2	7,161	2.0%	11.94	643	3.3%	93.2%	93.2%
Virginia	1	5,050	1.4%	18.07	308	1.5%	90.8%	90.8%
Washington	1	4,547	1.3%	12.52	378	1.9%	96.1%	96.1%
Tennessee	2	4,158	1.1%	11.67	364	1.8%	97.8%	97.8%
Maryland	1	2,077	0.6%	20.67	113	0.6%	88.9%	88.9%
Subtotal	15	44,617	12.5%	14.97	3,140	15.9%	94.9%	94.9%

Total Multi-Tenant Retail	102	356,901	100.0%	19.34	19,711	100.0%	93.6%	95.4%

Single-User Retail	2	5,865		22.49	260		100.0%	100.0%

Total Retail Operating Portfolio (b)	104	$362,766		$19.38	19,971		93.7%	95.5%

(a)
Excludes $1,898 of multi-tenant retail ABR and 106 square feet of multi-tenant retail GLA attributable to Circle East and Carillon, both of which are in active redevelopment and are located in the Baltimore and Washington, D.C. MSAs, respectively. Including these amounts, 87.6% of the Company's multi-tenant retail ABR and 84.2% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)
Excludes the 18 multi-family rental units at Plaza del Lago, which were placed in service during the three months ended September 30, 2019. As of September 30, 2019, 13 multi-family rental units were leased at an average monthly rental rate per unit of $1,288.

3rd Quarter 2019 Supplemental Information	15

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of September 30, 2019
(square footage in thousands)

Total Retail Operating Portfolio:

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	87		15		102		2		104
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,646	97.0%	1,507	97.5%	9,153	97.0%	260	100.0%	9,413	97.1%	98.2%
10,000-24,999 sq ft	3,260	92.7%	588	98.0%	3,848	93.5%	—	—%	3,848	93.5%	98.4%
Anchor	10,906	95.7%	2,095	97.7%	13,001	96.0%	260	100.0%	13,261	96.1%	98.2%

5,000-9,999 sq ft	2,262	89.4%	376	94.0%	2,638	90.1%	—	—	2,638	90.1%	91.5%
0-4,999 sq ft	3,403	88.6%	669	86.7%	4,072	88.3%	—	—	4,072	88.3%	89.2%
Non-Anchor	5,665	88.9%	1,045	89.4%	6,710	89.0%	—	—	6,710	89.0%	90.1%

Total	16,571	93.4%	3,140	94.9%	19,711	93.6%	260	100.0%	19,971	93.7%	95.5%

3rd Quarter 2019 Supplemental Information	16

Retail Properties of America, Inc.
Top Retail Tenants as of September 30, 2019

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of September 30, 2019. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA/Number of Stores	Number of Stores	ABR (in thousands)	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA (in thousands)	% of Occupied GLA

Best Buy Co., Inc.	Best Buy (11), Pacific Sales (1)	12	$8,857	2.4%	$18.04	491	2.6%

The TJX Companies, Inc.	T.J. Maxx (11), Marshalls (7), HomeGoods (6)	24	7,632	2.1%	10.81	706	3.8%

AB Acquisition LLC	Safeway (4), Jewel-Osco (3), Tom Thumb (2)	9	6,674	1.8%	13.73	486	2.6%

Bed Bath & Beyond Inc.	Bed Bath & Beyond (12), Cost Plus World Market (3), buybuy BABY (2)	17	6,344	1.7%	14.04	452	2.4%

Ross Stores, Inc.	Ross Dress for Less	18	6,097	1.7%	11.55	528	2.8%

PetSmart, Inc.		17	5,751	1.6%	16.62	346	1.8%

Ahold U.S.A. Inc.	Stop & Shop (3), Giant Eagle (1)	4	5,419	1.5%	22.39	242	1.3%

Gap Inc.	Old Navy (12), The Gap (4), Banana Republic (3), Janie & Jack (2), Athleta (1), Gap Factory Store (1)	23	4,987	1.4%	19.56	255	1.4%

Michaels Stores, Inc.	Michaels	16	4,855	1.3%	12.88	377	2.0%

BJ's Wholesale Club, Inc.		2	4,659	1.3%	19.02	245	1.3%

Ascena Retail Group, Inc.	Lane Bryant (10), Catherine's (5), Dress Barn (5), Justice (5), LOFT (5), Ann Taylor (4)	34	4,062	1.1%	22.82	178	1.0%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.2%

Regal Entertainment Group	Edwards Cinema	1	3,882	1.1%	31.06	125	0.7%

The Kroger Co.	Kroger (5), Harris Teeter (1), QFC (1)	7	3,639	1.0%	10.43	349	1.9%

Barnes & Noble, Inc.		7	3,592	1.0%	20.88	172	0.9%

The Home Depot, Inc.		3	3,484	1.0%	9.60	363	1.9%

Party City Holdings Inc.		16	3,365	0.9%	14.08	239	1.3%

Office Depot, Inc.	Office Depot (8), OfficeMax (2)	10	3,357	0.9%	14.53	231	1.2%

Ulta Beauty, Inc.		14	3,183	0.9%	21.36	149	0.8%

Petco Animal Supplies, Inc.		13	3,155	0.9%	17.63	179	1.0%
Total Top Retail Tenants		251	$96,938	26.7%	$14.42	6,723	35.9%

3rd Quarter 2019 Supplemental Information	17

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of September 30, 2019 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q3 2019	129	1,108	$19.05	$17.20	10.8%	6.1	$15.31
Q2 2019	120	519	$24.34	$22.49	8.2%	6.0	$13.78
Q1 2019	117	855	$23.08	$21.82	5.8%	6.3	$18.75
Q4 2018	147	1,082	$17.45	$16.42	6.3%	6.1	$12.47
Total – 12 months	513	3,564	$20.27	$18.80	7.8%	6.1	$15.05

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2019	84	749	$18.34	$17.42	5.3%	4.6	$0.87
Q2 2019	72	351	$22.71	$21.24	6.9%	5.3	$2.13
Q1 2019	74	501	$22.51	$21.48	4.8%	5.1	$4.27
Q4 2018	93	718	$17.59	$17.07	3.0%	5.1	$1.00
Total – 12 months	323	2,319	$19.67	$18.77	4.8%	5.0	$1.83

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2019	16	125	$23.27	$15.90	46.4%	10.4	$75.11
Q2 2019	27	67	$32.89	$29.05	13.2%	7.7	$39.52
Q1 2019	16	109	$25.69	$23.36	10.0%	9.5	$60.12
Q4 2018	16	114	$16.62	$12.32	34.9%	8.5	$33.49
Total – 12 months	75	415	$23.62	$18.98	24.4%	9.1	$54.00

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2019	29	234	$15.68	n/a	n/a	8.1	$29.54
Q2 2019	21	101	$32.71	n/a	n/a	6.6	$37.24
Q1 2019	27	245	$18.55	n/a	n/a	7.3	$29.91
Q4 2018	38	250	$16.81	n/a	n/a	8.0	$35.79
Total – 12 months	115	830	$18.95	n/a	n/a	7.5	$32.47

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

3rd Quarter 2019 Supplemental Information	18

Retail Properties of America, Inc.
Retail Lease Expirations as of September 30, 2019

The following tables set forth a summary, as of September 30, 2019, of lease expirations scheduled to occur during the remainder of 2019 and each of the nine calendar years from 2020 to 2028 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of September 30, 2019. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR (in thousands)	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a) (in thousands)	ABR per Occupied Sq. Ft. at Exp.	GLA (in thousands)	% of Occupied GLA	% of Total GLA
2019	83	$6,718	1.9%	$19.88	$6,718	$19.88	338	1.8%	1.7%
2020	310	26,445	7.3%	22.35	26,606	22.49	1,183	6.3%	5.9%
2021	310	46,307	12.7%	20.04	46,843	20.27	2,311	12.4%	11.6%
2022	346	51,150	14.1%	16.80	52,285	17.17	3,045	16.3%	15.2%
2023	343	50,584	14.0%	19.81	52,297	20.48	2,553	13.7%	12.8%
2024	402	59,579	16.4%	19.75	62,277	20.64	3,017	16.2%	15.1%
2025	147	30,501	8.4%	17.23	32,855	18.56	1,770	9.4%	8.9%
2026	92	17,678	4.9%	21.30	20,310	24.47	830	4.4%	4.2%
2027	82	13,038	3.6%	15.92	14,659	17.90	819	4.3%	4.1%
2028	81	18,657	5.1%	23.21	21,172	26.33	804	4.3%	4.0%
Thereafter	146	41,328	11.4%	20.60	48,860	24.36	2,006	10.7%	10.0%
Month to month	21	781	0.2%	20.55	781	20.55	38	0.2%	0.2%
Leased Total	2,363	$362,766	100.0%	$19.38	$385,663	$20.61	18,714	100.0%	93.7%

Leases signed but not commenced	38	$7,676	—	$21.44	$8,733	$24.39	358	—	1.8%
Available							899	—	4.5%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR (in thousands)	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a) (in thousands)	ABR per Occupied Sq. Ft. at Exp.	GLA (in thousands)	% of Occupied GLA	% of Total GLA
2019	5	$981	0.3%	$8.46	$981	$8.46	116	0.6%	0.6%
2020	17	5,391	1.5%	13.97	5,391	13.97	386	2.0%	1.9%
2021	52	24,817	6.8%	16.03	25,004	16.15	1,548	8.3%	7.8%
2022	63	27,372	7.5%	12.32	27,602	12.42	2,222	11.9%	11.1%
2023	59	23,884	6.6%	14.39	24,194	14.57	1,660	8.9%	8.3%
2024	69	27,998	7.7%	13.89	28,363	14.07	2,016	10.8%	10.1%
2025	45	18,751	5.2%	13.46	19,751	14.18	1,393	7.4%	7.0%
2026	26	9,354	2.6%	16.67	10,211	18.20	561	3.0%	2.8%
2027	15	6,033	1.7%	10.30	6,557	11.19	586	3.1%	2.9%
2028	20	10,558	2.9%	18.36	11,504	20.01	575	3.1%	2.9%
Thereafter	49	30,550	8.4%	18.18	35,460	21.11	1,680	9.0%	8.4%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	420	$185,689	51.2%	$14.57	$195,018	$15.30	12,743	68.1%	63.8%

Leases signed but not commenced	14	$5,478	—	$19.22	$6,141	$21.55	285	—	1.4%
Available							233	—	1.2%

Non-Anchor
Lease Expiration Year	Lease Count	ABR (in thousands)	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a) (in thousands)	ABR per Occupied Sq. Ft. at Exp.	GLA (in thousands)	% of Occupied GLA	% of Total GLA
2019	78	$5,737	1.6%	$25.84	$5,737	$25.84	222	1.2%	1.1%
2020	293	21,054	5.8%	26.42	21,215	26.62	797	4.3%	4.0%
2021	258	21,490	5.9%	28.17	21,839	28.62	763	4.1%	3.8%
2022	283	23,778	6.6%	28.89	24,683	29.99	823	4.4%	4.1%
2023	284	26,700	7.4%	29.90	28,103	31.47	893	4.8%	4.5%
2024	333	31,581	8.7%	31.55	33,914	33.88	1,001	5.4%	5.0%
2025	102	11,750	3.2%	31.17	13,104	34.76	377	2.0%	1.9%
2026	66	8,324	2.3%	30.94	10,099	37.54	269	1.4%	1.4%
2027	67	7,005	1.9%	30.06	8,102	34.77	233	1.2%	1.2%
2028	61	8,099	2.2%	35.37	9,668	42.22	229	1.2%	1.1%
Thereafter	97	10,778	3.0%	33.06	13,400	41.10	326	1.7%	1.6%
Month to month	21	781	0.2%	20.55	781	20.55	38	0.2%	0.2%
Leased Total	1,943	$177,077	48.8%	$29.66	$190,645	$31.93	5,971	31.9%	29.9%

Leases signed but not commenced	24	$2,198	—	$30.11	$2,592	$35.51	73	—	0.4%
Available							666	—	3.3%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

3rd Quarter 2019 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and multi-family rental units, of which the Company owned 62,000 square feet of managed storage space and 18 multi-family rental units as of September 30, 2019.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and nine months ended September 30, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three and nine months ended September 30, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2019 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three and nine months ended September 30, 2019 represents NOI from the Company's same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties for the three and nine months ended September 30, 2019 represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active redevelopment, (v) Carillon, which is in active redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company's wholly-owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company's performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to "Net income" or "Net income attributable to common shareholders" as indicators of the Company's financial performance. Comparison of the Company's presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company's total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company's presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2019 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income attributable to common shareholders	$(28,153)	$12,834	$16,225	$65,496
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	(1,969)	(2,692)	(18,872)	(37,211)
Depreciation and amortization	67,460	43,169	153,609	132,107
Provision for impairment of investment properties	11,177	—	11,177	1,316
General and administrative expenses	10,334	9,160	30,186	31,929
Interest expense	25,084	21,336	59,877	56,918
Straight-line rental income, net	(581)	(946)	(2,697)	(4,826)
Amortization of acquired above and below market lease intangibles, net	(1,470)	(540)	(4,515)	(3,748)
Amortization of lease inducements	343	259	958	746
Lease termination fees, net	(331)	(196)	(1,751)	477
Non-cash ground rent expense, net	333	440	1,023	1,405
Other expense (income), net	1,113	(303)	2,244	(853)
NOI	83,340	82,521	247,464	243,756
NOI from Other Investment Properties	(2,850)	(3,864)	(7,391)	(9,981)
Same Store NOI	$80,490	$78,657	$240,073	$233,775

3rd Quarter 2019 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	September 30, 2019	December 31, 2018

Mortgages payable, net	$94,757	$205,320
Unsecured notes payable, net	796,074	696,362
Unsecured term loans, net	716,254	447,367
Unsecured revolving line of credit	24,000	273,000
Total	1,631,085	1,622,049
Mortgage premium, net of accumulated amortization	—	(775)
Mortgage discount, net of accumulated amortization	504	536
Unsecured notes payable discount, net of accumulated amortization	645	734
Capitalized loan fees, net of accumulated amortization	7,299	5,906
Total debt principal	1,639,533	1,628,450
Less: consolidated cash and cash equivalents	(17,076)	(14,722)
Total net debt	$1,622,457	$1,613,728

Reconciliation of Net (Loss) Income to Adjusted EBITDAre

	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	December 31, 2018	September 30, 2019	September 30, 2018

Net (loss) income	$(28,153)	$12,834	$12,144	$16,225	$65,496
Interest expense	25,084	21,336	16,828	59,877	56,918
Depreciation and amortization	67,460	43,169	43,870	153,609	132,107
Gain on sales of investment properties	(1,969)	(2,692)	—	(18,872)	(37,211)
Provision for impairment of investment properties	11,177	—	763	11,177	1,316
EBITDAre (a)	$73,599	$74,647	$73,605	$222,016	$218,626
Impact on earnings from executive separation	—	—	—	—	1,737
Adjusted EBITDAre	$73,599	$74,647	$73,605	$222,016	$220,363
Annualized Adjusted EBITDAre	$294,396	$298,588	$294,420	$296,021	$293,817

(a)
EBITDAre for the three and nine months ended September 30, 2018 has been restated to exclude $1,285 and $3,464, respectively, of gain on sale of non-depreciable investment property in connection with the Company's adoption of "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As the gain on sale of non-depreciable investment property was previously excluded from Adjusted EBITDAre, there was no change to Adjusted EBITDAre.

3rd Quarter 2019 Supplemental Information	23